EXHIBIT 99.1
Press Release

Clean Harbors Announces Fourth-Quarter and
Full-Year 2022 Financial Results

•Posts Q4 Revenue Growth of 14% to $1.28 Billion; Full-Year Revenues of $5.17 Billion
•Generates Q4 Net Income of $82.5 Million, or EPS of $1.52, with Adjusted EPS of $1.44; Full-Year Net Income of $411.7 Million, or EPS of $7.56, with Adjusted EPS of $7.15
•Achieves Q4 Adjusted EBITDA Growth of 29% to $224.2 Million; Generates Full-Year Adjusted EBITDA of $1,022 Million
•Delivers Full-Year Net Cash from Operating Activities of $626.2 Million and Adjusted Free Cash Flow of $289.9 Million
•Provides Full-Year 2023 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – March 1, 2023 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the fourth quarter and year ended December 31, 2022.

“We concluded a record 2022 with strong fourth-quarter results, led by our Environmental Services segment,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “Favorable market dynamics continued to drive considerable demand for our disposal and recycling assets, while our broad range of service offerings also performed well in the quarter. Revenues grew $159 million from a combination of pricing and volume. By leveraging that growth and controlling our costs, we delivered Q4 Adjusted EBITDA growth of 29% and improved our margins by 190 basis points from the same period a year ago.”

Fourth-Quarter Results
Revenues increased 14% to $1.28 billion from $1.12 billion in the same period of 2021. Income from operations grew 55% to $127.4 million from $82.2 million in the fourth quarter of 2021.

Net income was $82.5 million, or $1.52 per diluted share. This compared with net income of $49.0 million, or $0.90 per diluted share, for the same period in 2021. Adjusted for certain items in both periods, adjusted net income was $78.5 million, or $1.44 per diluted share, for the fourth quarter of 2022, compared with adjusted net income of $48.6 million, or $0.89 per diluted share, for the same period of 2021. (See reconciliation tables below). Net income and adjusted net income results for the fourth quarter of 2022 included pre-tax integration and severance costs of $0.3 million. Comparable costs in the fourth quarter of 2021 were $8.6 million, reflecting costs associated with the HydroChemPSC acquisition, which was completed in October 2021.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA (see description below) increased 29% to $224.2 million from $174.3 million in the same period of 2021.

Q4 2022 Segment Review
“Environmental Services (ES) revenues increased 15% year-over-year, and Adjusted EBITDA in the segment rose 35% resulting in a 22.9% margin for the quarter which represents a 340-basis-point improvement over the prior year quarter,” McKim said. “Utilization of our incinerator network was lower than recent quarters at 84% because of unplanned outages at several locations due to severe weather experienced in December. Volumes of higher-value waste streams and overall incineration demand remained strong resulting in a 21% increase in average incineration pricing from a year ago. Landfill volumes increased 28%, along with a small increase in average pricing, as we continued to capture more remediation and waste projects. Our Industrial Services business performed well in the quarter and closed out the year strong with increased customer needs related to the severe weather. Safety-Kleen Environmental revenue grew more than 20% for the third consecutive quarter; demand for its core offerings has now surpassed pre-pandemic levels. Field Services revenue was up 8% from pricing and branch growth initiatives.

“Safety-Kleen Sustainability Solutions (SKSS) revenues grew 9% in the fourth quarter, while Adjusted EBITDA decreased 12% from a year ago,” McKim said. “We experienced a seasonal slowdown in base oil demand in the fourth quarter after a record-breaking third quarter. While our re-refinery spread remained wide, we sold lower volumes of both base oil and blended products as customers depleted their inventories to close out the year. Segment profitability was affected by overall revenue mix and severe weather at multiple locations, which impacted production and resulted in higher costs. We also made investments in the business to accelerate lubricant sales in 2023 and beyond. Waste oil collections were strong in the quarter at 57 million gallons. The new Georgia plant we acquired in June has been running well after initiating multiple throughput enhancements.”

2022 Financial Results
Clean Harbors’ revenues increased 36% to $5.17 billion compared with $3.81 billion in 2021. Income from operations increased 82% to $634.7 million from $347.9 million in 2021.

Net income was $411.7 million, or $7.56 per diluted share, compared with net income of $203.2 million, or $3.71 per diluted share for 2021. Adjusted for certain items in both periods, the Company reported adjusted net income for 2022 of $389.5 million, or $7.15 per diluted share, compared with adjusted net income of $199.6 million, or $3.64 per diluted share, for 2021. (See reconciliation table below). Net income and adjusted net income results for 2022 included pre-tax integration and severance costs of $3.0 million. Comparable costs in 2021 were $19.7 million, with the HPC acquisition representing the largest contributing factor.

Adjusted EBITDA (see description below) increased 51% to $1,022.1 million, compared with Adjusted EBITDA of $676.6 million in 2021, which included $12.0 million of benefits from government assistance
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com programs. The Company generated adjusted free cash flow of $289.9 million in 2022, compared with $326.3 million in 2021. The decrease is largely attributable to higher working capital related to our rapid growth and increased capital expenditures including $45 million of spend associated with the construction of our new incinerator in Nebraska.

“2022 was another terrific year for Clean Harbors, from our outstanding safety results to our record financial performance and notable operating achievements,” said McKim. “In safety, we vastly exceeded our goal of delivering a Total Recordable Incident Rate (TRIR) of below 1.0. We concluded the year with a TRIR of 0.73, which is our best annual safety performance by a wide margin, as the team worked diligently to keep themselves and their colleagues safe. Financially, we expanded our Adjusted EBITDA margins by 200 basis points on the strength of a 36% top-line increase and 51% Adjusted EBITDA growth. We generated more than one billion dollars of Adjusted EBITDA for the first time in our history – while improving our ROIC for the fifth consecutive year. On the operational side, we successfully integrated HPC, advanced construction of our next incinerator, acquired our eighth re-refinery facility, launched our KLEEN+ brand in the base oil market, significantly lowered voluntary turnover while increasing the hiring of billable headcount, and issued our ground-breaking PFAS incineration study.”

Business Outlook and Financial Guidance
“We enter 2023 with momentum across all our key businesses,” McKim said. “Within ES, our record backlog of waste and deferred revenue grew during the quarter, which positions us well for this year. Based on the diversity of our customer base, we expect healthy demand for our network of disposal and recycling assets to continue in 2023. Our service businesses all registered robust growth in 2022 and, with the expansion of our billable headcount throughout the year, we should benefit from those hires in 2023. We also expect ample project opportunities this year as monies from the U.S infrastructure bill, the CHIPS act and other programs supporting domestic spending are released. In addition, we expect to benefit from the manufacturing reshoring trend.
“Within SKSS, we continue to closely manage both ends of our re-refining spread and collect the waste oil volumes needed to support our plants. While base oil demand slowed from heightened summer levels in the fourth quarter, we are beginning to experience the normal seasonal pickup in the early part of this year and are confident overall market conditions will remain favorable for 2023. We also see numerous opportunities to enhance our profitability in this segment including raising production from 2022 levels, increasing sales of blended products and capitalizing on growing interest in our sustainable products. Our new KLEEN+ base oil brand is helping to facilitate discussions with customers seeking solutions that lower the environmental impact of their automotive and industrial lubricant products,” McKim concluded.

For the first quarter of 2023, Clean Harbors expects Adjusted EBITDA to increase approximately 20% from the prior year.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

For full-year 2023, Clean Harbors expects:
•Adjusted EBITDA in the range of $1,010 million to $1,050 million or a midpoint of $1,030 million. This range is based on anticipated GAAP net income in the range of $355 million to $391 million; and
•Adjusted free cash flow in the range of $305 million to $345 million, or a midpoint of $325 million, based on anticipated net cash from operating activities in the range of $705 million to $765 million.

Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and twelve months ended December 31, 2022 and 2021 (in thousands, except percentages):

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income	$82,474	$48,993	$411,744	$203,247
Accretion of environmental liabilities	3,344	3,120	12,943	11,745
Stock-based compensation	6,469	6,053	26,844	18,839
Depreciation and amortization	87,034	82,929	347,594	298,135
Other (income) expense, net	(399)	(1,994)	(2,472)	515
Loss on early extinguishment of debt	422	—	422	—
Gain on sale of business	—	—	(8,864)	—
Interest expense, net of interest income	28,309	23,704	107,663	77,657
Provision for income taxes	16,591	11,495	126,254	66,468
Adjusted EBITDA	$224,244	$174,300	$1,022,128	$676,606
Adjusted EBITDA Margin	17.5%	15.6%	19.8%	17.8%
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

This press release includes a discussion of net income and earnings per share adjusted for the loss on early extinguishment of debt, gain on sale of business and the impacts of tax-related valuation allowances and other items as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income and adjusted net income, and the difference between earnings per share and adjusted earnings per share, for the three and twelve months ended December 31, 2022 and 2021 (in thousands, except per share amounts):

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Adjusted net income
Net income	$82,474	$48,993	$411,744	$203,247
Loss on early extinguishment of debt	422	—	422	—
Gain on sale of business	—	—	(8,864)	—
Tax-related valuation allowances and other*	(4,354)	(428)	(13,848)	(3,649)
Adjusted net income	$78,542	$48,565	$389,454	$199,598

Adjusted earnings per share
Earnings per share	$1.52	$0.90	$7.56	$3.71
Loss on early extinguishment of debt	0.01	—	0.01	—
Gain on sale of business	—	—	(0.16)	—
Tax-related valuation allowances and other*	(0.09)	(0.01)	(0.26)	(0.07)
Adjusted earnings per share	$1.44	$0.89	$7.15	$3.64

* For the three and twelve months ended December 31, 2022, other amounts include ($0.1) million and $1.5 million, or $0.03 per share, of tax impacts from the loss on early extinguishment of debt and gain on sale of business, respectively.

Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. The Company excludes cash impacts of items derived from non-operating activities. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows for the three and twelve months ended December 31, 2022 and 2021 (in thousands):
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Adjusted free cash flow
Net cash from operating activities	$268,672	$177,771	$626,214	$545,997
Additions to property, plant and equipment	(100,509)	(95,202)	(345,056)	(241,856)
Proceeds from sale and disposal of fixed assets	3,661	5,732	8,779	22,156
Adjusted free cash flow	$171,824	$88,301	$289,937	$326,297
Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2023
Projected GAAP net income	$355	to	$391
Adjustments:
Accretion of environmental liabilities	14	to	13
Stock-based compensation	26	to	29
Depreciation and amortization	355	to	345
Loss on early extinguishment of debt	2		2
Interest expense, net	128	to	123
Provision for income taxes	130	to	147
Projected Adjusted EBITDA	$1,010	to	$1,050

Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2023
Projected net cash from operating activities	$705	to	$765
Additions to property, plant and equipment	(410)	to	(430)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$305	to	$345

Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues	$1,278,098	$1,119,481	$5,166,605	$3,805,566
Cost of revenues: (exclusive of items shown separately below)	891,424	792,183	3,543,930	2,609,837
Selling, general and administrative expenses	168,899	159,051	627,391	537,962
Accretion of environmental liabilities	3,344	3,120	12,943	11,745
Depreciation and amortization	87,034	82,929	347,594	298,135
Income from operations	127,397	82,198	634,747	347,887
Other income (expense), net	399	1,994	2,472	(515)
Loss on early extinguishment of debt	(422)	—	(422)	—
Gain on sale of business	—	—	8,864	—
Interest expense, net	(28,309)	(23,704)	(107,663)	(77,657)
Income before provision for income taxes	99,065	60,488	537,998	269,715
Provision for income taxes	16,591	11,495	126,254	66,468
Net income	$82,474	$48,993	$411,744	$203,247
Earnings per share:
Basic	$1.53	$0.90	$7.59	$3.73
Diluted	$1.52	$0.90	$7.56	$3.71
Shares used to compute earnings per share - Basic	54,059	54,398	54,223	54,514
Shares used to compute earnings per share - Diluted	54,378	54,658	54,487	54,761

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$492,603	$452,575
Short-term marketable securities	62,033	81,724
Accounts receivable, net	964,603	792,734
Unbilled accounts receivable	107,010	94,963
Inventories and supplies	324,994	250,692
Prepaid expenses and other current assets	82,518	68,483
Total current assets	2,033,761	1,741,171
Property, plant and equipment, net	1,980,302	1,863,175
Other assets:
Operating lease right-of-use assets	166,181	161,797
Goodwill	1,246,878	1,227,042
Permits and other intangibles, net	620,782	644,912
Other	81,803	15,602
Total other assets	2,115,644	2,049,353
Total assets	$6,129,707	$5,653,699

Current liabilities:
Current portion of long-term debt	$10,000	$17,535
Accounts payable	446,629	359,866
Deferred revenue	94,094	83,749
Accrued expenses and other current liabilities	396,716	391,414
Current portion of closure, post-closure and remedial liabilities	23,123	25,136
Current portion of operating lease liabilities	49,532	47,614
Total current liabilities	1,020,094	925,314
Other liabilities:
Closure and post-closure liabilities, less current portion	105,596	87,088
Remedial liabilities, less current portion	106,372	98,752
Long-term debt, less current portion	2,414,828	2,517,024
Operating lease liabilities, less current portion	119,259	117,991
Deferred tax liabilities	350,389	314,853
Other long-term liabilities	90,847	78,790
Total other liabilities	3,187,291	3,214,498
Total stockholders’ equity, net	1,922,322	1,513,887
Total liabilities and stockholders’ equity	$6,129,707	$5,653,699
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended
	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net income	$411,744	$203,247
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	347,594	298,135
Allowance for doubtful accounts	7,783	8,018
Amortization of deferred financing costs and debt discount	6,301	4,245
Accretion of environmental liabilities	12,943	11,745
Changes in environmental liability estimates	8,272	2,979
Deferred income taxes	17,549	1,482
Other (income) expense, net	(2,472)	515
Stock-based compensation	26,844	18,839
Gain on sale of business	(8,864)	—
Loss on early extinguishment of debt	422	—
Environmental expenditures	(13,946)	(15,506)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(201,087)	(96,551)
Inventories and supplies	(74,547)	(31,689)
Other current and non-current assets	(17,303)	9,268
Accounts payable	74,460	108,398
Other current and long-term liabilities	30,521	22,872
Net cash from operating activities	626,214	545,997
Cash flows used in investing activities:
Additions to property, plant and equipment	(345,056)	(241,856)
Proceeds from sale and disposal of fixed assets	8,779	22,156
Acquisitions, net of cash acquired	(86,278)	(1,253,232)
Additions to intangible assets including costs to obtain or renew permits	(1,966)	(3,848)
Purchases of available-for-sale securities	(49,845)	(129,234)
Proceeds from sale of available-for-sale securities	68,611	98,412
Proceeds from sale of business, net of transactional costs	16,811	—
Net cash used in investing activities	(388,944)	(1,507,602)
Cash flows (used in) from financing activities:
Change in uncashed checks	552	(1,806)
Tax payments related to withholdings on vested restricted stock	(8,801)	(10,805)
Repurchases of common stock	(50,183)	(54,410)
Deferred financing costs paid	(410)	(13,737)
Payments on finance leases	(12,821)	(8,458)
Principal payments on debt	(115,652)	(7,535)
Proceeds from issuance of debt, net of discount	—	995,000
Net cash (used in) from financing activities	(187,315)	898,249
Effect of exchange rate change on cash	(9,927)	(3,170)
Increase (decrease) in cash and cash equivalents	40,028	(66,526)
Cash and cash equivalents, beginning of year	452,575	519,101
Cash and cash equivalents, end of year	$492,603	$452,575

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$105,643	$73,440
Income taxes paid, net of refunds	78,526	65,192
Non-cash investing activities:
Property, plant and equipment accrued	30,950	19,264
Remedial liability assumed in acquisition of property, plant and equipment	8,092	—

Supplemental Segment Data (in thousands)

	For the Three Months Ended
Revenue	December 31, 2022			December 31, 2021
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$1,039,637	$7,397	$1,047,034	$906,051	$2,071	$908,122
Safety-Kleen Sustainability Solutions	238,388	(7,397)	230,991	213,348	(2,071)	211,277
Corporate Items	73	—	73	82	—	82
Total	$1,278,098	$—	$1,278,098	$1,119,481	$—	$1,119,481

	For the Twelve Months Ended
Revenue	December 31, 2022			December 31, 2021
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$4,144,973	$26,733	$4,171,706	$3,025,907	$6,547	$3,032,454
Safety-Kleen Sustainability Solutions	1,021,125	(26,733)	994,392	779,360	(6,547)	772,813
Corporate Items	507	—	507	299	—	299
Total	$5,166,605	$—	$5,166,605	$3,805,566	$—	$3,805,566

	For the Three Months Ended		For the Twelve Months Ended
Adjusted EBITDA	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Environmental Services	$239,423	$176,952	$953,053	$659,718
Safety-Kleen Sustainability Solutions	54,284	61,598	306,327	227,354
Corporate Items	(69,463)	(64,250)	(237,252)	(210,466)
Total	$224,244	$174,300	$1,022,128	$676,606

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com